EXHIBIT 10.21

                      CARRIAGE SERVICES OF FLORIDA, INC.

                            PLAN ADOPTION AGREEMENT

            Subject to the terms and conditions of the Carriage Partners Program for Northern Florida, Southern Georgia and Alabama (the "Plan"), a copy of which is attached hereto and incorporated herein by reference, Carriage Services of Florida, Inc., a Florida corporation (the "Company"), hereby awards to GREG M. BRUDNICKI (the "Participant") FIVE HUNDRED (500) POINTS in accordance with
Section 3.1 of the Plan.

            The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan. Participant's participation in the Plan shall commence on the date indicated below. The Participant understands that his participation in the Plan and his or her right to receive incentive payments thereunder are subject to a number of conditions as set forth in the Plan, including achievement of a minimum level of Operating Net Income according to a budgeted amount established by the Company's Board of Directors. The Plan is subject to amendment, modification and termination as provided therein. The Participant acknowledges that he or she has consulted, or has had the opportunity to consult, with the Participant's own advisors regarding the tax and other consequences of the Participant's participation in the Plan. The foregoing is not in limitation of the terms and provisions of the Plan, which the Participant acknowledges having read in its entirety.

            Granted the 20th day of November, 1997.

                                    CARRIAGE SERVICES OF FLORIDA, INC.

                                    By: /s/ MARK W. DUFFEY
                                       MARK W. DUFFEY, President
ACCEPTED:

/s/ GREG M. BRUDNICKI
GREG M. BRUDNICKI

Date:  November 20, 1997.